Exhibit 99.1
KIMBALL ELECTRONICS, INC. REPORTS SECOND QUARTER FISCAL YEAR 2019 RESULTS

•	Second quarter net sales of $284 million, up 10% year-over-year

•	Net income of $7.1 million and diluted earnings per share of $0.27

•	Returned $13.3 million to Share Owners in stock repurchases during the quarter

•	Completed the GES acquisition on October 1, 2018
JASPER, IN (February 6, 2019) - Kimball Electronics, Inc. (Nasdaq: KE), a leading global electronics manufacturing services provider of high-quality, durable electronic products, today announced financial results for its second quarter ended December 31, 2018.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(Amounts in Thousands, except EPS)	2018 (1)	2017	2018 (1)	2017
Net Sales	$284,149	$258,151	$549,769	$511,355
Operating Income (2)	$10,212	$10,119	$17,244	$19,642
Adjusted Operating Income (non-GAAP) (2) (3)	$10,212	$10,119	$17,152	$19,642
Operating Income %	3.6%	3.9%	3.1%	3.8%
Net Income (Loss)	$7,115	$(8,347)	$12,184	$133
Adjusted Net Income (non-GAAP) (3)	$6,864	$8,233	$11,863	$16,713
Diluted EPS	$0.27	$(0.31)	$0.46	$0.00
Adjusted Diluted EPS (non-GAAP) (3)	$0.26	$0.31	$0.45	$0.62
(1) As of the beginning of fiscal year 2019, the Company adopted the new accounting standard on Revenue from Contracts with Customers on a modified retrospective basis. For the three months ended December 31, 2018, the adoption increased Net Sales $6.0 million, Net Income increased $0.2 million, and Diluted EPS was unchanged. For the six months ended December 31, 2018, the adoption increased Net Sales $6.4 million, Net Income increased $0.3 million, and Diluted EPS increased $0.01. The prior periods were not restated.
(2) Prior period amounts have been restated to reflect the retrospective adoption of new accounting guidance on improving the presentation of net periodic pension cost and net periodic postretirement benefit cost.
(3) A reconciliation of GAAP and non-GAAP financial measures is included below.
Donald D. Charron, Chairman and Chief Executive Officer, stated, “We achieved solid year-over-year organic growth in three of our four end market verticals as the ramp-up of new program launches helped to more than offset continued softness in certain other programs primarily caused by global macro-economic conditions, component shortages, and trade uncertainties.”
Mr. Charron continued, “We made good progress in optimizing our core business and with the acquisition of GES, we took a significant step in our strategy to diversify ourselves into a multifaceted manufacturing solutions provider.  We are cautiously optimistic that our goal of 8% organic growth remains in reach for fiscal year 2019, and we expect to meet our 4.5% operating income goal for the second half of fiscal year 2019.”
Second Quarter Fiscal Year 2019 Overview:

•	Consolidated net sales increased 10% compared to the second quarter of fiscal year 2018. Net sales in the second quarter were impacted by:

◦	The GES acquisition increased net sales by 2%.

◦	Net sales increased 2% as a result of the adoption of new revenue recognition accounting rules.

◦	Unfavorable foreign currency movements decreased net sales by 1% compared to the prior year second quarter.

•
The Romania facility improved its impact on consolidated operating income percent by 30 basis points compared to the prior year second quarter as its ramp-up progresses; however, GES unfavorably impacted consolidated operating income percent by 60 basis points, including 20 basis points resulting from the amortization of acquired intangibles.

•
Other Income (Expense), net includes interest expense of $1.1 million in the current year quarter compared to $0.1 million in the prior year quarter as a result of increased borrowings on the credit facilities, in large part related to the financing of the GES acquisition.

•
Adjusted Net Income and Adjusted Diluted EPS exclude $16.6 million of provisional discrete tax expense for the three and six months ended December 31, 2017 related to the U.S. Tax Cuts and Jobs Act (“Tax Reform”) and a $0.3 million income tax benefit for the three and six months ended December 31, 2018 from adjustments to the Tax Reform provisions prior to the end of the measurement period. See below for additional information and a reconciliation of non-GAAP financial measures.

•	Operating activities provided cash of $5.6 million during the quarter, which compares to cash provided by operating activities of $11.6 million in the second quarter of fiscal year 2018.

•
Cash conversion days (“CCD”) for the quarter ended December 31, 2018 were 76 days, up from 60 days in the same quarter last year primarily related to an increase in raw material inventories to maintain appropriate buffer stock levels in the current tight supply environment. CCD is calculated as the sum of days sales outstanding plus contract asset days plus production days supply on hand less accounts payable days.

•	$13.3 million was returned to Share Owners during the quarter in the form of common stock repurchases.

•	Investments in capital expenditures were $4.3 million and cash payments, net of cash acquired, for the GES acquisition was $43.9 million during the quarter.

•	Cash and cash equivalents were $35.9 million and borrowings outstanding on credit facilities were $89.1 million at December 31, 2018.

•
Return on invested capital (“ROIC”), calculated for the trailing twelve months, was 8.9% and 9.8% for the twelve months ended December 31, 2018 and 2017, respectively (see reconciliation of non-GAAP financial measures for ROIC calculation).

Net Sales by Vertical Market:

	Three Months Ended
	December 31,
(Amounts in Millions)	2018	2017	Percent Change
Automotive	$112.4	$116.4	(3)%
Medical	85.7	72.9	18%
Industrial	62.2	52.0	20%
Public Safety	17.9	13.8	29%
Other	5.9	3.1	92%
Total Net Sales	$284.1	$258.2	10%
Forward-Looking Statements
Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, successful integration of acquisitions and new operations, global economic conditions, geopolitical environment, significant volume reductions from key contract customers, loss of key customers or suppliers, financial stability of key customers and suppliers, availability or cost of raw materials, impact related to tariffs and other trade barriers, and increased competitive pricing pressures reflecting excess industry capacities. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in its Annual Report on Form 10-K for the year ended June 30, 2018.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States in the statement of income, statement of comprehensive income, balance sheet, statement of cash flows, or statement of equity of the Company. The non-GAAP financial measures contained herein include adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. These measures include adjustments in the three and six months ended December 31, 2018 and December 31, 2017 related to provisional tax adjustments resulting from Tax Reform, and for the six months ended December 31, 2018, for proceeds from a lawsuit settlement. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the financial highlights table below. Management believes it is useful for investors to understand how its core operations performed without the effects of the provisional tax adjustments resulting from Tax Reform and proceeds from the lawsuit settlement. Excluding these amounts allows investors to meaningfully trend, analyze, and benchmark the performance of the Company’s core operations. Many of the Company’s internal performance measures that management uses to make certain operating decisions excludes these items to enable meaningful trending of core operating metrics.

Conference Call / Webcast

Date:	February 7, 2019
Time:	10:00 AM Eastern Time
Dial-In #:	800-992-4934 (International Calls - 937-502-2251)
Conference ID:	1679486
The live webcast of the conference call can be accessed at investors.kimballelectronics.com. For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.
About Kimball Electronics, Inc.
WHO WE ARE Kimball Electronics is a leading contract manufacturer of durable electronics serving a variety of industries on a global scale. The customer is the focus of everything we do and our touch is felt throughout daily life via the markets we serve: Automotive, Industrial, Medical, and Public Safety. Recognized for a reputation of excellence, we are committed to a high-performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Our employees know they are part of a company culture that is committed to doing the right thing.  We build lasting relationships and global success for customers while enabling employees to share in the Company’s success through personal, professional, and financial growth.
WHAT WE DO Kimball Electronics trades under the symbol “KE” on The NASDAQ Stock Market. Kimball Electronics is a preeminent Electronics Manufacturing Services (“EMS”) provider serving customers around the world. Additionally, Kimball Electronics offers diversified contract manufacturing services (“DCMS”) for non-electronic components, medical disposables, and plastics. GES, a Kimball Electronics Company, specializes in design, production and servicing of automation, test, and inspection equipment for the semiconductor, electronics, and life sciences industries. From our operations in the United States, China, India, Japan, Mexico, Poland, Romania, Thailand, and Vietnam, our teams are proud to provide manufacturing services for a variety of industries globally. Kimball Electronics is headquartered in Jasper, Indiana.

To learn more about Kimball Electronics, visit: www.kimballelectronics.com.

Lasting relationships. Global success.

Financial highlights for the second quarter ended December 31, 2018 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	December 31, 2018 (1)		December 31, 2017
Net Sales	$284,149	100.0%	$258,151	100.0%
Cost of Sales (2)	263,705	92.8%	237,230	91.9%
Gross Profit (2)	20,444	7.2%	20,921	8.1%
Selling and Administrative Expenses (2)	10,232	3.6%	10,802	4.2%
Operating Income (2)	10,212	3.6%	10,119	3.9%
Other Income (Expense), net (2)	(1,593)	(0.6)%	467	0.2%
Income Before Taxes on Income	8,619	3.0%	10,586	4.1%
Provision for Income Taxes	1,504	0.5%	18,933	7.3%
Net Income (Loss)	$7,115	2.5%	$(8,347)	(3.2)%

Earnings Per Share of Common Stock:
Basic	$0.27		$(0.31)
Diluted	$0.27		$(0.31)

Average Number of Shares Outstanding:
Basic	25,993		26,765
Diluted	26,036		26,765

(Unaudited)	Six Months Ended
(Amounts in Thousands, except Per Share Data)	December 31, 2018 (1)		December 31, 2017
Net Sales	$549,769	100.0%	$511,355	100.0%
Cost of Sales (2)	511,139	93.0%	470,981	92.1%
Gross Profit (2)	38,630	7.0%	40,374	7.9%
Selling and Administrative Expenses (2)	21,478	3.9%	20,732	4.1%
Other General Income	(92)	—%	—	—%
Operating Income (2)	17,244	3.1%	19,642	3.8%
Other Income (Expense), net (2)	(2,147)	(0.4)%	1,779	0.4%
Income Before Taxes on Income	15,097	2.7%	21,421	4.2%
Provision for Income Taxes	2,913	0.5%	21,288	4.2%
Net Income	$12,184	2.2%	$133	—%

Earnings Per Share of Common Stock:
Basic	$0.46		$—
Diluted	$0.46		$—

Average Number of Shares Outstanding:
Basic	26,250		26,812
Diluted	26,404		27,007
(1) As of July 1, 2018, the Company adopted the new accounting standard on Revenue from Contracts with Customers on a modified retrospective basis. For the three months ended December 31, 2018, the adoption increased Net Sales $6.0 million, Net Income increased $0.2 million, and Diluted EPS was unchanged. For the six months ended December 31, 2018, the adoption increased Net Sales $6.4 million, Net Income increased $0.3 million, and Diluted EPS increased $0.01. The prior periods were not restated.
(2) The Condensed Consolidated Statements of Income for the three and six months ended December 31, 2017 have been retrospectively restated for the adoption of new accounting guidance on improving the presentation of net periodic pension cost and net periodic postretirement benefit cost.

Condensed Consolidated Statements of Cash Flows	Six Months Ended
(Unaudited)	December 31,
(Amounts in Thousands)	2018	2017
Net Cash Flow (used for) provided by Operating Activities	$(4,394)	$11,401
Net Cash Flow used for Investing Activities	(52,481)	(14,717)
Net Cash Flow provided by (used for) Financing Activities	47,264	(6,968)
Effect of Exchange Rate Change on Cash and Cash Equivalents	(954)	1,367
Net Decrease in Cash and Cash Equivalents	(10,565)	(8,917)
Cash and Cash Equivalents at Beginning of Period	46,428	44,555
Cash and Cash Equivalents at End of Period	$35,863	$35,638

	(Unaudited)
Condensed Consolidated Balance Sheets	December 31, 2018	June 30, 2018
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$35,863	$46,428
Receivables, net	189,717	173,559
Contract assets *	49,629	—
Inventories *	207,006	201,596
Prepaid expenses and other current assets	18,043	15,405
Property and Equipment, net	140,283	137,210
Goodwill	10,841	6,191
Other Intangible Assets, net	23,727	4,375
Other Assets *	25,563	23,994
Total Assets	$700,672	$608,758

LIABILITIES AND SHARE OWNERS’ EQUITY
Borrowings under credit facilities	$89,144	$8,337
Accounts payable	197,999	187,788
Accrued expenses *	33,846	32,446
Long-term income taxes payable	11,084	12,361
Other	16,022	12,299
Share Owners’ Equity *	352,577	355,527
Total Liabilities and Share Owners’ Equity	$700,672	$608,758
* The Company adopted new accounting guidance for the recognition of revenue from contracts with customers on a modified retrospective basis as of July 1, 2018. As a result of the adoption of this new guidance, on July 1, 2018, the Company recognized Contract assets of $43.2 million, reduced Inventories by $39.2 million, reduced Other Assets by $0.9 million, increased Accrued expenses by $0.2 million, and increased retained earnings in Share Owners’ Equity by $3.1 million.

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except Per Share Data)

Operating Income excluding Lawsuit Proceeds
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Operating Income, as reported (1)	$10,212	$10,119	$17,244	$19,642
Less: Pre-tax Settlement Proceeds from Lawsuit	—	—	92	—
Adjusted Operating Income (1)	$10,212	$10,119	$17,152	$19,642

Net Income excluding Tax Reform and Lawsuit Proceeds
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net Income (Loss), as reported	$7,115	$(8,347)	$12,184	$133
Add: Adjustments to Provision for Income Taxes Resulting from Tax Reform	(251)	16,580	(251)	16,580
Less: After-tax Settlement Proceeds from Lawsuit	—	—	70	—
Adjusted Net Income	$6,864	$8,233	$11,863	$16,713

Diluted Earnings per Share excluding Tax Reform and Lawsuit Proceeds
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Diluted Earnings (Loss) per Share, as reported	$0.27	$(0.31)	$0.46	$0.00
Add: Adjustments to Provision for Income Taxes Resulting from Tax Reform	(0.01)	0.62	(0.01)	0.62
Less: Impact of Settlement Proceeds from Lawsuits	—	—	0.00	—
Adjusted Diluted Earnings per Share	$0.26	$0.31	$0.45	$0.62

Return on Invested Capital (ROIC)
			Twelve Months Ended
			December 31,
			2018	2017
Operating Income (GAAP) (1)			$39,640	$37,515
Less: Pre-tax Settlement Proceeds from Lawsuit			$92	$—
Adjusted Operating Income (non-GAAP) (1)			$39,548	$37,515
Tax Effect (2)			$8,982	$7,269
After Tax Adjusted Operating Income			$30,566	$30,246
Average Invested Capital (3)			$342,408	$308,339
ROIC			8.9%	9.8%

(1) Prior period Operating Income has been retrospectively restated for the adoption of new accounting guidance on improving the presentation of net periodic pension cost and net periodic postretirement benefit cost.
(2) Accumulated tax effect utilizing the applicable quarterly effective tax rates, excludes adjustments to provision for income taxes related to the U.S. Tax Cuts and Jobs Act.
(3) Average Invested Capital is computed using Share Owners’ equity plus current and non-current debt less cash and cash equivalents averaged for the last five quarters.